Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

     THIS SEPARATION AGREEMENT AND GENERAL RELEASE (this "Agreement") is entered into by Henry Krause (hereinafter referred to as "EMPLOYEE") and SONOSITE. INC. (hereinafter referred to as "THE COMPANY"). On August 08, 2005 (“Notification Date”), THE COMPANY and EMPLOYEE discussed EMPLOYEE’s impending employment separation.

     EMPLOYEE and THE COMPANY desire to part on amicable terms and resolve all possible disputes, if any, between them growing out of EMPLOYEE’s employment with THE COMPANY and his separation from THE COMPANY.  The parties therefore agree as follows:

RECITALS

A.     EMPLOYEE has been employed by THE COMPANY and his employment shall terminate effective on October 12, 2005 (the “Termination Date”).

B.      EMPLOYEE and THE COMPANY wish to enter into an agreement to clarify and resolve any outstanding matters that may exist between them arising out of the employment relationship and its termination, and any continuing obligations of the parties to one another following the end of the employment relationship.

C.      This Agreement is not and should not be construed as an admission or statement by either party that it or any other party has acted wrongfully or unlawfully.  Both parties expressly deny any wrongful or unlawful action.

D.      THE COMPANY hereby advises EMPLOYEE to consult with an attorney prior to signing this Agreement, and by signing this Agreement, EMPLOYEE acknowledges that THE COMPANY has provided him with at least 21 days to consider THE COMPANY’s severance offer and to seek legal assistance.  By executing this Agreement on the day below, EMPLOYEE has waived the balance of that period, if any.  EMPLOYEE understands that he is waiving all potential claims against THE COMPANY.

AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained below, it is agreed as follows:

     1.      EMPLOYMENT:  ENDING DATE AND RESPONSIBILITIES

     EMPLOYEE’s employment with THE COMPANY shall terminate on the Termination Date.  During the time from the Notification Date to the Termination Date, EMPLOYEE agrees to participate in certain transitioning activities as THE COMPANY shall reasonably request.

     EMPLOYEE shall have no further employment duties or responsibilities to THE COMPANY after the Termination Date.  Effective as of the Termination Date, EMPLOYEE shall be relieved of his responsibilities and shall no longer have access to THE COMPANY’s premises or property.

     2.      SEVERANCE PAY AND BENEFITS

     a.      THE COMPANY shall continue to pay EMPLOYEE his standard salary and benefits, less applicable deductions and tax withholdings through the Termination Date.  Other than payments provided for in this Agreement, EMPLOYEE acknowledges and agrees that THE COMPANY does not owe EMPLOYEE any other salary, bonus, accrued vacation time or any other wages or payments.

     b.      After the Termination Date, THE COMPANY agrees to continue EMPLOYEE’S gross salary bi-weekly for a period of sixteen (16) weeks’ less applicable deductions and tax withholdings (“the Severance Payment”).  The Severance Payment will begin on the next regularly scheduled payday following the Termination Date or the Effective Date, whichever is later, provided that EMPLOYEE is not working full-time (at least four days a week) as an employee, consultant, or contractor for another comparable business, individual or himself (hereinafter referred to as “Full-time Work”) and provided that (i) EMPLOYEE has not breached this Agreement or the provisions of the Employee Agreement referenced in Section 8 and (ii) EMPLOYEE can demonstrate, upon THE COMPANY’S request, to the reasonable satisfaction of THE COMPANY that EMPLOYEE has made a reasonable effort to obtain Full-Time Work and has not obtained Full-Time work.

     c.      EMPLOYEE’s group health coverage with THE COMPANY ends on the last day of the month in which the Termination Date falls or as otherwise provided under THE COMPANY’s group health plan.  Pursuant to federal COBRA law, EMPLOYEE and EMPLOYEE’s qualified beneficiaries (if any) may elect continuation coverage in accordance with election materials and other COBRA notices to be sent to EMPLOYEE by the Plan's designated administrator.  Upon the Effective Date, THE COMPANY will pay the monthly premium for continuation (COBRA) coverage under THE COMPANY’s health care plans for EMPLOYEE and EMPLOYEE's qualified beneficiaries through January 2006, if EMPLOYEE properly and timely elects such coverage as provided for in THE COMPANY’s COBRA notice materials, except that such payments shall end earlier if: (i) EMPLOYEE becomes eligible to participate in the group health plan of a subsequent employer or if EMPLOYEE or (ii) EMPLOYEE breaches any provisions of this Agreement.   Thereafter, EMPLOYEE and/or EMPLOYEE’s qualified beneficiaries may elect to continue coverage under THE COMPANY’s health care plans at their own expense for up to eighteen months beyond the Termination Date or as otherwise required under federal COBRA laws and regulations.  EMPLOYEE agrees to notify THE COMPANY as soon as possible if EMPLOYEE becomes eligible to participate in a group health plan of a subsequent employer before the end of 2005.

     d.      THE COMPANY will provide EMPLOYEE with a payment of five thousand dollars ($5,000) for outplacement services, payable on the Effective Date.

     3.      STOCK OPTIONS

     EMPLOYEE has reviewed the Stock Option Closing Statement attached hereto as Exhibit A and agrees that (i) he will have ninety (90) days following the termination date to exercise vested options for option numbers 0982, and 0987 in accordance with THE COMPANY’S option exercise procedures; and (ii) the balance of the options are unvested and therefore he has no right to exercise them.  He further agrees that it is his sole responsibility to exercise procedures and to comply with THE COMPANY’S Insider Trading and Special Trading Procedures Policies following the Termination Date.

     4.      VALID AND ADEQUATE CONSIDERATION

EMPLOYEE and THE COMPANY acknowledge that THE COMPANY’s payments and other undertakings herein are not required by THE COMPANY’s policies or procedures or any contractual obligation and are offered by THE COMPANY solely as consideration for this Agreement.

     5.      RETURN OF PROPERTY

     EMPLOYEE confirms that on or before severance payment is processed, he shall turn over to THE COMPANY all files, memoranda, records, devices, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, material, equipment, credit cards and other documents (whether in paper or electronic form, and all copies thereof) or physical property or reproductions of any aforementioned items that he received from THE COMPANY or its EMPLOYEES or generated by EMPLOYEE in the course of employment with THE COMPANY, and which relate to its business.  EMPLOYEE further agrees to return his company-provided credit cards, office equipment, demo systems, and all other physical property of THE COMPANY.  THE COMPANY agrees to permit EMPLOYEE to retain his laptop computer provided that EMPLOYEE first delivers that computer to THE COMPANY’S IS department within five days following execution of this Agreement for an examination to remove all COMPANY confidential and proprietary materials and to ensure that such materials have not been compromised through unauthorized copying or other means. THE COMPANY further agrees to permit EMPLOYEE to transfer his cellular telephone number to a private account.

     6.      CONFIDENTIALITY

     THE COMPANY and EMPLOYEE agree to keep the terms of this Agreement completely confidential and shall not describe any information concerning this Agreement or its terms, except as may be required by law or in order to ensure compliance with this Agreement, in attorney-client privileged situations, and as necessary for discussions with tax advisors.  EMPLOYEE or THE COMPANY, as the case may be, shall instruct any third party to which information is disclosed in accordance with this Section 6, and such third party must agree prior to any such disclosure, to maintain the confidentiality of such information just as EMPLOYEE and THE COMPANY must. Not withstanding anything to the contrary in this Section 6, the EMPLOYEE understands that THE COMPANY will be required to file a copy of this Agreement with the Securities and Exchange Commissioin and make certain disclosure with respect to it under applicable securities laws.

     7.      INVENTIONS, PATENTS, PROPERTY RIGHTS AND CONFIDENTIAL INFORMATION

     EMPLOYEE certifies that he has complied with all the terms of THE COMPANY’s Employee Agreement Relating to Inventions, Patents, Property Rights and Confidential Information signed by EMPLOYEE (the “Employee Agreement”).  EMPLOYEE further acknowledges that the aforementioned terms of the Employee Agreement shall continue in effect following termination in accordance with the terms thereof.

     8.      NO SOLICITING

     EMPLOYEE agrees that for a period of one (1) year immediately following the Termination Date, EMPLOYEE shall not either directly or indirectly solicit, induce, recruit, hire or encourage any of THE COMPANY’s employees, consultants or independent contractors to terminate their relationship with THE COMPANY, or take away such employees, consultants or independent contractors, or attempt to solicit, induce, recruit, hire, encourage or take away employees, consultants or independent contractors of THE COMPANY, either for EMPLOYEE’s benefit or for any other person or entity.

     9.      GENERAL RELEASE OF CLAIMS

     EMPLOYEE hereby fully releases and discharges THE COMPANY, its officers, directors, stockholders, employees, agents and representatives (“RELEASED PARTIES”) from any and all debts, obligations, promises, actions or claims, known or unknown, of whatever kind or nature that existed or may have existed as of the date of this Agreement, including but not limited to all claims arising in any way out of EMPLOYEE’s employment with THE COMPANY and the termination thereof.  It is understood that this release includes, but is not limited to, any claims for wages, bonuses, employment benefits or damages of any kind whatsoever, arising out of any contract, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of wrongful discharge, any legal restriction on THE COMPANY’s right to terminate Employees, or any federal, state or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Washington Law Against Discrimination, the Fair Labor Standards Act or any other legal limitation on the employment relationship.  This release includes any claims pursuant to statute or otherwise for attorneys’ fees and costs.    EMPLOYEE represents that he has not filed any complaints, charges or lawsuits against THE RELEASED PARTIES with any governmental agency or any court.  This waiver and release shall not waive or release claims where the events in dispute first arise after execution of this Agreement, nor shall it preclude EMPLOYEE or THE COMPANY from filing a lawsuit for the exclusive purpose of enforcing their rights under this Agreement.  If litigation becomes necessary to enforce any provision of this Agreement, the prevailing party shall be entitled to receive, as an additional award to any damages hereunder, reasonable attorneys’ fees and costs of litigation.

     10.      REMEDY FOR BREACH

     In the event that EMPLOYEE or THE COMPANY breaches any of their respective obligations under this Agreement or as otherwise imposed by law, EMPLOYEE or THE COMPANY, as the case may be, shall be entitled to recover actual damages resulting from the breach and to obtain all other relief provided by law or equity.  In addition, EMPLOYEE or THE COMPANY, as the case may be, shall be entitled to recover its reasonable attorneys’ fees and costs of litigation.  In the event that EMPLOYEE breaches any of his obligations under this Agreement or as otherwise imposed by law, THE COMPANY’s obligations to pay the Severance Payment or other benefits under Section 2b and Section 2c of this Agreement ceases immediately.

     11.      REVIEW AND REVOCATION PERIOD; EFFECTIVE DATE

     EMPLOYEE and THE COMPANY agree that he shall have twenty-one (21) calendar days to review this Agreement and consult legal counsel if he so chooses, during which time the proposed terms of this Agreement shall not be amended, modified or revoked by THE COMPANY.  EMPLOYEE may revoke this Agreement if he so chooses by providing notice of his decision to revoke the Agreement to THE COMPANY in writing within seven (7) days following the date he signed this Agreement.  Any such notice shall be sent to Kathy Surace-Smith at the following address:  21919 – 30th Drive SE, Bothell WA 98021.  This Agreement shall become effective and enforceable on the date upon which this seven-day revocation period expires (the “Effective Date”).

     12.      SEVERABILITY

     The provisions of this Agreement are severable, and if any part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

     13.      KNOWING AND VOLUNTARY AGREEMENT

     EMPLOYEE and THE COMPANY represent and agree that they have read this Agreement, understand its terms, understand that they have the right to consult counsel of choice, and, being fully advised as to the legal effect of this Agreement, have executed this instrument freely and voluntarily.

     14.      ENTIRE AGREEMENT

     This Agreement and those applicable provisions in the Employee Agreement referenced in Section 7 set forth the entire understanding between EMPLOYEE and THE COMPANY and supersede any prior agreements or understandings, express or implied, pertaining to the terms of his employment with THE COMPANY and the termination of the employment relationship.  EMPLOYEE acknowledges that, in executing this Agreement, he does not rely upon any representation or statement by any representative of THE COMPANY concerning the subject matter of this Agreement, except as expressly set forth in the text of this Agreement.

     15.      APPLICABLE LAW

     This Agreement and all obligations and duties under this Agreement shall be governed by and interpreted according to the laws of the State of Washington, without regard to their conflict of laws provisions.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

SONOSITE, INC. By: /S/ Marla Koreis Vice President, Human Resources Dated: September 13, 2005	EMPLOYEE: /S/ Henry A Krause Henry A. Krause Dated: September 07, 2005